Exhibit 1.1

VENATOR MATERIALS PLC

(a public limited company incorporated under the laws of England and Wales)

[•] Ordinary Shares

UNDERWRITING AGREEMENT

Dated:                        , 2017

VENATOR MATERIALS PLC

(a public limited company incorporated under the laws of England and Wales)

[•] Ordinary Shares

UNDERWRITING AGREEMENT

[•]	, 2017

as Representatives of the several Underwriters

Ladies and Gentlemen:

Venator Materials PLC, a public limited company incorporated under the laws of England and Wales (the “Company”) and Huntsman (Holdings) Netherlands B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Selling Shareholder”), confirm their respective agreements with each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 11 hereof), for whom you are acting as representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Selling Shareholder and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Ordinary Shares, par value $0.001 per share, of the Company (“Ordinary Shares”) set forth in Schedules A and B hereto and (ii) the grant by the Selling Shareholder to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [•] additional Ordinary Shares.  The aforesaid [•] Ordinary Shares (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [•] Ordinary Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.”

The Company and the Selling Shareholder understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-1 (No. 333-[•]), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “1933 Act”).  Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act Regulations.  The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.”  Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information, is herein called the “Registration Statement.”  Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement.  Each prospectus used prior to the effectiveness of the Registration Statement, and each prospectus that omitted the Rule 430A

Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a “preliminary prospectus.”  The final prospectus, in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.”  For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

As used in this Agreement:

“Applicable Time” means [•] P.M., New York City time, on                                   , 2017, or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means any Issuer General Use Free Writing Prospectuses issued at or prior to the Applicable Time, the most recent preliminary prospectus that is distributed to investors prior to the Applicable Time and the information included on Schedule C-1 hereto, all considered together.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the 1933 Act Regulations (“Rule 405”)) relating to the Securities that is (i) required to be filed with the Commission by the Company, (ii) a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433 (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule C-2 hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

SECTION 1.                            Representations and Warranties.

(a)                                 Representations and Warranties by the Company.  The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), as applicable, and agrees with each Underwriter, as follows:

(i)                                     Registration Statement and Prospectuses.  Each of the Registration Statement and any amendment thereto has become effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated.  The Company has complied with each request (if any) from the Commission for additional information.

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.  Each preliminary prospectus delivered to the Underwriters for use in connection with this offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)                                  Accurate Disclosure.  Neither the Registration Statement nor any post-effective amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any individual Issuer Limited Use Free Writing Prospectus, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement (or any post-effective amendment thereto), the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use therein.  For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Underwriting—Commissions and Discounts,” the information in the second, third and fourth paragraphs under the heading “Underwriting—Price Stabilization, Short Positions and Penalty Bids” and the information under the heading “Underwriting—Electronic Distribution” in each case contained in the Prospectus (collectively, the “Underwriter Information”).

(iii)                               Issuer Free Writing Prospectuses.  No Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.  The Company has made available a Bona Fide Electronic Road Show in compliance with Rule 433(d)(8)(ii) such that no filing of any “road show” (as defined in Rule 433(h)) is required in connection with the offering of the Securities.

(iv)                              Company Not Ineligible Issuer.  At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer.

(v)                                 Independent Accountants.  Deloitte & Touche LLP, which has certified the financial statements and supporting schedules included in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm with respect to the Company as required by the 1933 Act, the 1933 Act Regulations and the Public Company Accounting Oversight Board.

(vi)                              Financial Statements; Non-GAAP Financial Measures.  The historical consolidated financial statements of the Company and Subsidiaries and the Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc. included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position, results of operations and cash flows of the Company and Subsidiaries and the Titanium Dioxide Pigments and Other Businesses of Rockwood Holdings, Inc. (as defined therein), as applicable, at the dates and for the periods to which they relate and have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), applied on a consistent basis, except as otherwise stated therein.  The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information included in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein, except in the case of any “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission). Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus under the 1933 Act or the 1933 Act Regulations.  All disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable.

(vii)                           No Material Adverse Change in Business.  Except as otherwise stated therein, since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, (A) there has been no material adverse change in the general affairs, management, business, condition (financial or otherwise), prospects or results of operations of the Company and its subsidiaries, taken as a whole (any such event, a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its share capital.

(viii)                        Good Standing of the Company.  The Company has been duly formed and is validly existing as a public limited company in good standing organized under the laws of England and Wales and has requisite corporate power and authority to own its properties and conduct its business as now conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing or other equivalent local law status in each jurisdiction where the ownership or leasing of its properties or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing or other equivalent local law status would not, individually or in the aggregate, have a Material Adverse Effect.

(ix)                              Good Standing of Subsidiaries.  Each subsidiary listed on Schedule E hereto (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has requisite corporate or similar power and authority to own its properties and conduct its business as now conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus and has been duly qualified to transact business and is in good standing in each jurisdiction where the ownership or leasing of its properties or the conduct of business requires such qualification, except where the failure to be so qualified or in good standing or other equivalent local law status would not, individually or in the aggregate, have a Material Adverse Effect.  Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the outstanding membership interests, shares of capital stock or other ownership interests, as the case may be, of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable (except, with respect to any Subsidiary that is a limited liability company, (i) that a member may be obligated to make contributions to such Subsidiary that such member has agreed to make, (ii) that a member may be obligated to repay funds wrongfully distributed to it or (iii) as otherwise provided by the limited liability company agreement for such limited liability company) and were not issued in violation of any preemptive or similar rights; and, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, all of the outstanding membership interests, shares of capital stock or other ownership interests, as the case may be, of the Subsidiaries which are owned by the Company are owned free and clear of all liens, encumbrances, equities and claims other than the security interests granted in connection with the “senior credit facilities” (as defined in the Registration Statement, the General Disclosure Package and the Prospectus and as amended, modified, waived or supplemented from time to time). The only subsidiaries of the Company as of the completion of the offering are the subsidiaries listed on Exhibit 21 to the Registration Statement.

(x)                                 Capitalization.  The Company has an authorized capitalization as set forth in the Registration Statement, the General Disclosure Package and the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement, the General Disclosure Package and the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the General Disclosure Package and the Prospectus).  The outstanding share capital of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, have been duly authorized and validly issued in accordance with the articles of association of the Company (the “Company Articles”) and are fully paid (to the extent required under the Company Articles).  None of the outstanding share capital of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholder, were issued in violation of the preemptive or other similar rights of any shareholder of the Company.

(xi)                              Authorization of Agreement.  This Agreement has been duly and validly authorized, executed and delivered by the Company.

(xii)                           [Reserved]

(xiii)                        [Reserved]

(xiv)                       Authorization and Description of Securities.  The Ordinary Shares conform to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same.  No holder of Securities will be subject to personal liability by reason of being such a holder.

(xv)                          Registration Rights.  There are no persons with registration rights or other similar rights to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the 1933 Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and have been satisfied or waived.

(xvi)                       Absence of Violations, Defaults and Conflicts.  Neither the Company nor any of its Subsidiaries is (A) in violation of its certificate of incorporation or bylaws (or similar organizational document), (B) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets or (C) in breach or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms of provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which it is a party or to which any of their respective properties or assets are subject (collectively, “Contracts”), except, in the case of (B) and (C), for any such breach, default, violation or event (i) which would not, individually or in the aggregate, have a Material Adverse Effect or (ii) which has been waived by the other party.  The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of any of (A) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which has been waived by the other party, (B) the certificate of incorporation or bylaws (or similar organizational document) of the Company or its Subsidiaries or (C) (assuming compliance with all applicable federal and state securities or “Blue Sky” laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company or the Subsidiaries or any of their respective properties or assets (each, a “Governmental Entity”), except, in the case of clause (A) or (C), for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

(xvii)                    Absence of Labor Dispute.  To the knowledge of the Company and its subsidiaries, except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there is no strike, labor dispute, slowdown or work stoppage with the employees of the Company and its subsidiaries which is pending or threatened, except any such strike, labor dispute, slowdown or work stoppage that would not, individually or in the aggregate, have a Material Adverse Effect.

(xviii)                 Absence of Proceedings.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there is not pending or, to the best of the Company’s knowledge, threatened, any action, suit, proceeding, inquiry or investigation to which the Company or any of its subsidiaries is a party, or to which any of their respective properties or assets are subject before or brought by any court, arbitrator or Governmental Entity, which, if determined adversely to the Company or any such subsidiary, would have a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge (A) the sale of the Securities to be sold hereunder or (B) consummation of the transactions contemplated by this Agreement.

(xix)                       Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(xx)                          Absence of Further Requirements.  No consent, approval, authorization or order of any court or Governmental Entity, or third party is required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as shall have been obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the rules of the New York Stock Exchange (the “NYSE), state securities or “Blue Sky” laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”), (B) such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Securities or (C) such consents, which if not obtained would not reasonably be expected to, individually or in the aggregate, materially and adversely affect the offering of the Securities.

(xxi)                       Possession of Licenses and Permits.  Except with respect to Environmental Laws, each of the Company and its subsidiaries possesses all licenses, permits, certifications, consents, orders, approvals and other authorizations from, and has made or will have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulating organizations and all courts and other tribunals, presently required to necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as now or proposed to be conducted as set forth in the Registration Statement, the General Disclosure Package and the Prospectus (“Permits”), except where the lack thereof would not, individually or in the aggregate, have a Material Adverse Effect. Each of the Company and its subsidiaries has fulfilled and performed all its obligations with respect to such Permits, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such Permit except as would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of its subsidiaries has received any notice of any proceeding relating to the revocation or modification of any such Permit, except as described in the Registration Statement, the General Disclosure Package and the Prospectus or except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

(xxii)                    Title to Property.  Each of the Company and its subsidiaries has good title to all real property and personal property described in the Registration Statement, the General Disclosure Package and the Prospectus as being owned by it and good and marketable title to a leasehold estate in the real and personal property described in the Registration Statement, the General Disclosure Package and the Prospectus as being leased by it free and clear of all liens, charges, encumbrances or restrictions, except as described in the Registration Statement, the General Disclosure Package and the Prospectus and other than the security interests granted in connection with the senior credit facilities, or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, all leases, contracts and agreements to which the Company or any subsidiary is a party or by which it is bound are valid and enforceable against the Company or such subsidiary, and to the knowledge of the Company are valid and enforceable against the other party or parties thereto (except that the enforcement thereof may be subject to the Enforceability Exceptions) and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

(xxiii)                 Possession of Intellectual Property.  Each of the Company and its subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, trade secrets, and know-how (collectively, the “Intellectual Property”) necessary to conduct the businesses as now or proposed to be operated by it as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to own or possess such Intellectual Property would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with (and knows of no such infringement of or conflict with) asserted rights of others with respect to any Intellectual Property which, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

(xxiv)                Environmental Laws.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus or as would not, individually or in the aggregate, have a Material Adverse Effect, (A) each of the Company and the Subsidiaries is in compliance with, and is not subject to liability under, applicable Environmental Laws, (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and is in compliance with all Permits required under any applicable Environmental Laws, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of the Subsidiaries, (E) neither the Company nor any of the Subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable non-U.S. or state law, (F) no property or facility of the Company or any of the Subsidiaries is listed or proposed for listing on the National Priorities List under CERCLA or on any comparable list maintained by any non-U.S., state or local governmental authority. For purposes of this Agreement, “Environmental Laws” means all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of worker health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, import, export, registration, evaluation, authorization, restriction, or handling of, or exposure to, hazardous or toxic materials, substances or chemicals and (iii) underground and aboveground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

(xxv)                   Accounting Controls and Disclosure Controls.  Each of the Company and its subsidiaries (A) makes and keeps accurate books and records, (B) maintains internal accounting controls which provide reasonable assurance that transactions are executed in accordance with management’s general or specific authorization, transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (C) permits access to its assets only in accordance with management’s general or specific authorization, (D) compares the reported accountability for its assets with existing assets at reasonable intervals and takes appropriate action with respect to any differences and (E) the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s published rules, regulations and guidelines applicable thereto. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, as of the date of the most recent balance sheet of the Company reviewed or audited by Deloitte & Touche LLP, there were (1) no material weaknesses or significant deficiencies in the internal controls of the Company (whether or not remedied) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company and each of its subsidiaries maintain an effective system of disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the 1934 Act Regulations) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(xxvi)                Compliance with the Sarbanes-Oxley Act.  There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”), and the Company is actively taking steps to ensure that it will be in material compliance with all other applicable provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions.

(xxvii)             Payment of Taxes.  Each of the Company and its subsidiaries has filed all necessary United States federal, state and local income and franchise tax returns and income and sales tax returns outside the United States, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all material taxes due and payable (whether or not shown as due thereon) other than taxes which the Company or a subsidiary is contesting in good faith and for which the Company or such subsidiary has provided adequate reserves, except where the failure to pay such taxes would not, individually or in the aggregate, have a Material Adverse Effect.  Other than tax deficiencies which the Company or a subsidiary is contesting in good faith and for which the Company or such subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any subsidiary that would have, individually or in the aggregate, a Material Adverse Effect.

(xxviii)          ERISA.  To the knowledge of the Company, neither the Company nor any of the Subsidiaries has incurred any liability for any prohibited transaction (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) or any complete or partial withdrawal liability under Title IV of ERISA with respect to any pension, profit sharing or other plan which is subject to ERISA, to which the Company or any Subsidiary makes or within the preceding six years from the date hereof has made a contribution and in which any employee of the Company or any Subsidiary is or has been a participant which liability would, individually or in the aggregate, have a Material Adverse Effect. With respect to such plans, the Company and the Subsidiaries are in compliance in all material respects with all applicable provisions of ERISA, except such noncompliance which would not, individually or in the aggregate, have a Material Adverse Effect.

(xxix)                Insurance.  Each of the Company and its subsidiaries carries or is entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance is in full force and effect.  The Company has no reason to believe that it or any of its subsidiaries will not be able (A) to renew its existing insurance coverage as of and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not reasonably be expected to result in a Material Adverse Effect.

(xxx)                   Investment Company Act.  The Company is not required, and after giving effect to the offer and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the General Disclosure Package and the Prospectus will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxi)                Absence of Manipulation.  Neither the Company nor, to the knowledge of the Company, any of its Affiliates (as defined in Rule 501(b) of Regulation D under the 1933 Act) (x) prior to the date hereof, has taken any action which has constituted or (y) will take any action which is designed to or which constitutes or which might be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities in violation of Regulation M under the 1934 Act.

(xxxii)             Anti-Corruption Laws.  None of the Company or its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person associated with or acting on behalf of the Company or its subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combatting Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law, or (D) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment.  The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxiii)          Money Laundering Laws.  The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxiv)         OFAC.  None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or its subsidiaries is currently subject to any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Asset Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan or Syria (each, a Sanctioned Country”).  For the past three years, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in and will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of applicable Sanctions or with any Sanctioned Country.  The representations and warranties made under this subsection (a)(xxxiv) will not apply if and to the extent that the expression of, or compliance with, or receipt and acceptance of, the representations would breach the German Foreign Trade Ordinance (Verordnung zur Durchführung des Außenwirtschaftsgesetzes), EU Regulation (EC) 2271/96 or any similar applicable German anti-boycott law or regulation.

(xxxv)            Lending Relationship.  Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) will not receive any of the proceeds from the sale of the Securities.

(xxxvi)         Statistical and Market-Related Data.  The statistical and market-related data included in the Registration Statement, the General Disclosure Package or the Prospectus are based on or derived from sources which the Company believes to be reliable and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(xxxvii)      Passive Foreign Investment Company.  Subject to the qualifications, limitations and assumptions set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company does not expect to be treated as a passive foreign investment company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended (the “Code”), for its current taxable year or for future taxable years.

(xxxviii)               Federal Tax Treatment.  Subject to the qualifications, limitations and assumptions set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the Company expects to be treated as a foreign corporation for U.S. federal income tax purposes, taking into account Section 7874 of the Code.

(xxxix)         Distributions by Subsidiaries.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, (A) no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such subsidiary’s ordinary shares or share capital, from repaying the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company and (B) no governmental or regulatory approvals, consents, authorizations, orders, licenses, registrations, clearances or qualifications are currently required in England and Wales or any political subdivisions of the government of England and Wales in order for the Company to pay dividends or other distributions declared by the Company to the holders of Ordinary Shares.

(xl)                              No Transfer Taxes.  Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no transfer taxes, stamp duties, capital duties, stamp duty reserve tax or other similar fees or charges under the laws of the United Kingdom, or any political subdivision of the government of the United Kingdom, required to be paid by or on behalf of the Underwriters, the Company or its subsidiaries in connection with the execution and delivery of this Agreement, the grant and/or exercise of the option to purchase Option Securities, the sale by the Selling Shareholder of the Securities to the Underwriters, the offer, sale and delivery by the Underwriters of the Securities, and the deposit of the Securities into DTC, in each case as contemplated by this Agreement.

(xli)                           No Withholding.  All dividends and other distributions declared and payable on the Ordinary Shares by the Company are not subject to withholding under the current laws and regulations of the United Kingdom, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xlii)                        Proper Legal Form.  Upon execution and delivery, this Agreement will be in proper legal form under the laws of England and Wales for the enforcement hereof against the Company, except to the extent enforcement may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and general equity principles and, with respect to any indemnification or contribution provision, limited by the federal and state securities laws, and to ensure the legality, validity, enforceability, priority or admissibility in evidence of this Agreement it is not necessary that this Agreement or any other document related hereto be filed, registered or recorded with or executed or notarized before, any governmental or regulatory authority or agency of England and Wales.

(xliii)                     Compliance with Foreign Securities Laws.  The Company and its subsidiaries are in material compliance with all applicable securities rules and regulations under the laws of England and Wales.

(xliv)                    No Immunity.  None of the Company or its subsidiaries or any of their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of England and Wales.

(xlv)                       Validity of Choice of Law.  The choice of the law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of England and Wales and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, will be honored by courts in England and Wales.  The Company has the power to submit, and pursuant to Section 18 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and the Company has legally, validly, effectively and irrevocably designated, appointed and authorized an agent for service of process in any action arising out of or relating to this Agreement or the Securities in any New York federal or state court.

(xlvi)                    Submission to Jurisdiction.  The submission by the Company in Section 18 of this Agreement to the exclusive jurisdiction of the Specified Courts constitutes a valid and legally binding submission of the Company and service of process made in the manner set forth in this Agreement will be effective to confer valid personal jurisdiction over the Company for purposes of proceedings in such courts under the laws of England and Wales.

(xlvii)                 Final Judgment.  Any final judgment for a fixed or determined sum of money rendered by a Specified Court having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company or its subsidiaries based upon this Agreement would be declared enforceable against the Company or such subsidiary by the courts of the United Kingdom, without reconsideration or reexamination of the merits; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of England and Wales, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties; (iv) an action between the same parties in the same matter is not pending in any Irish court at the time the lawsuit is instituted in the foreign court; and (v) the procedural rules of the court giving the judgment have been observed.

(xlviii)              Taxation.  The statements set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Material Tax Considerations” insofar as they purport to summarize the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(xlix)                    Tax Residence.  The Company is and has been at all times resident for all tax purposes (including any double tax treaty) only in the United Kingdom and is not, and has not been treated, as resident in any other jurisdiction for any tax purpose (including any double tax treaty), other than through the ownership of “qualified business units” that are treated as non-United Kingdom residents pursuant to Section 988(a)(3)(B)(ii) of the Code for purposes of determining the source of foreign currency gain or loss for U.S. federal income tax purposes.

(l)                                     No Delisting Notice.  The Company has not received any notice from the NYSE regarding the delisting of the Ordinary Shares from the NYSE.

(b)                                 Representations and Warranties by the Selling Shareholder.  The Selling Shareholder represents and warrants to each Underwriter as of the date hereof, as of the Applicable Time, as of the Closing Time and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i)                                     Accurate Disclosure.  Neither the General Disclosure Package nor the Prospectus or any amendments or supplements thereto includes any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that such representations and warranties set forth in this subsection (b)(i) apply only to statements or omissions made in reliance upon and in conformity with information relating to the Selling Shareholder furnished in writing by or on behalf of the Selling Shareholder to the Company expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or any other Issuer Free Writing Prospectus or any amendment or supplement thereto; provided that it is agreed that such information furnished by the Selling Shareholder to the Company consists only of (A) the legal name, address and the number of shares of Ordinary Shares owned by the Selling Shareholder before and after the offering and (B) the other information with respect to the Selling Shareholder (excluding percentages) which appear in the table (and corresponding footnotes) under the caption “Security Ownership of Management and Selling Shareholder,” (collectively, the “Selling Shareholder Information”); the Selling Shareholder is not prompted to sell the Securities to be sold by the Selling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the General Disclosure Package or the Prospectus.

(ii)                                  Authorization of this Agreement.  This Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Shareholder.

(iii)                               Noncontravention.  The execution, delivery and performance by the Selling Shareholder of this Agreement and the consummation by the Selling Shareholder of the transactions contemplated hereby, and the fulfillment of the terms hereof, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice of passage of time or both would constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon the Securities to be sold by the Selling Shareholder) or violation of any of (A) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which has been waived by the other party, (B) the certificate of incorporation or bylaws (or similar organizational document) of the Selling Shareholder or (C) (assuming compliance with all applicable federal and state securities of “Blue Sky” laws) and statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Selling Shareholder or any of its properties or assets, except, in the case of clause (A) and (C), for any such conflict, breach or violation which would not reasonably be expected to materially and adversely affect the consummation of the offering of the Securities.

(v)                                 Valid Title.  The Selling Shareholder has, and at the Closing Time and at each Date of Delivery, will have, valid title to the Securities to be sold by the Selling Shareholder free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Securities to be sold by the Selling Shareholder or a valid security entitlement in respect of such Securities.

(vi)                              Delivery of Securities.  Upon payment of the purchase price for the Securities to be sold by the Selling Shareholder pursuant to this Agreement, delivery (within the meaning of Section 8-301 of the UCC) of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (B) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Shareholder may assume that when such payment, delivery and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company Articles and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC, (VI) if at any time DTC or another securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary and (VII) each account agreement between each underwriter and DTC governing such underwriter’s securities account expressly provides that such account agreement is governed by the laws of the State of New York.

(vii)                           Absence of Manipulation.  The Selling Shareholder (x) prior to the date hereof, has not taken any action which has constituted and (y) will not take any action which is designed to or which constitutes or which might be expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities in violation of Regulation M under the 1934 Act.

(viii)                        Absence of Further Requirements.  No consent, approval, authorization or order of any court or governmental agency or body applicable to the Selling Shareholder or any of its properties or assets, or third party is required for the performance by the Selling Shareholder of its obligations hereunder, in connection with the sale and delivery of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except (A) such as shall have been obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the rules of the NYSE, state securities or “Blue Sky” laws or the rules of FINRA, (B) such as may be required under state securities or “Blue Sky” laws in connection with the purchase and resale of the Securities or (C) such consents which, if not obtained, would not reasonably be expected to, individually or in the aggregate, materially and adversely affect the offering of the Securities.

(ix)                              No Registration or Other Similar Rights. Except as described in the Registration Statement, the General Disclosure Package and the Prospectus, the Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, other than any such rights that have been satisfied or waived.

(x)                                 No Free Writing Prospectuses.  The Selling Shareholder has not prepared or had prepared on its behalf or used or referred to, any “free writing prospectus” (as defined in Rule 405), and has not distributed any written materials in connection with the offer or sale of the Securities.

(xi)                              No Association with FINRA.  Neither the Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(xii)                           Independent Fiduciary.  The Selling Shareholder is not (A) an employee benefit plan subject to Title I of ERISA (B) a plan or account subject to Section 4975 of the Code or (C) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(c)                                  Officer’s Certificates.  Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company and not by such officer in his or her personal capacity to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Shareholder and not by such officer in his or her personal capacity to the Underwriters as to the matters covered thereby.

SECTION 2.                            Sale and Delivery to Underwriters; Closing.

(a)                                 Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Selling Shareholder, at the price per share set forth in Schedule A, that proportion of the number of Initial Securities set forth in Schedule B opposite the name of the Selling Shareholder which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 11 hereof, bears to the total number of Initial Securities, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. Delivery of the Initial Securities by the Selling Shareholder shall be made by way of the following steps: (i) the transfer of legal title to the Initial Securities from the CS Depositary Nominee to Cede (as nominee for DTC), (ii) the registration of the Initial Securities in the name of Cede, (iii) the crediting of such Initial Securities on the books of DTC to respective accounts of the Underwriters, and (iv) the cancellation of the depositary receipts representing the Initial Securities issued by GTU Ops Inc.

(b)                                 Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholder hereby grants an option to the Underwriters, severally and not jointly, to purchase an aggregate of up to an additional [•] Ordinary Shares, as set forth in Schedule B, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Selling Shareholder setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares. Delivery of the Option Securities by the Selling Shareholder shall be made by way of the following steps: (i) the transfer of legal title to the Initial Securities from the CS Depositary Nominee to Cede (as nominee for DTC), (ii) the registration of the Option Securities in the name of Cede, (iii) the crediting of such Option Securities on the books of DTC to respective accounts of the Underwriters, and (iv) the cancellation of the depositary receipts representing the Option Securities issued by GTU Ops Inc.

(c)                                  Payment.  Payment of the purchase price for, and delivery of certificates or security entitlements for, the Initial Securities shall be made at the offices of Shearman & Sterling LLP, 599 Lexington Avenue, New York, New York, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholder, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company and the Selling Shareholder (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates or security entitlements for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company and the Selling Shareholder, on each Date of Delivery as specified in the notice from the Representatives to the Company and the Selling Shareholder.

Payment shall be made to the Selling Shareholder by wire transfer of immediately available funds to a bank account designated by the Selling Shareholder, against delivery to the Representatives for the respective accounts of the Underwriters of certificates or security entitlements for the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  The Representatives, individually and not as representatives of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

SECTION 3.         Covenants of the Company and the Selling Shareholder.  The Company and the Selling Shareholder covenant with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission with respect to the Registration Statement, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities.  The Company will effect all filings required under Rule 424(b), in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  The Company will make every reasonable effort to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof as promptly as practicable.

(b)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus.  If at any time when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”), would be) required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the General Disclosure Package or the Prospectus in order that the General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall object.  The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may reasonably designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f)            Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its shareholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g)           Use of Proceeds.  The Company will not receive any proceeds from the sale of the Securities.

(h)           Listing.  The Company will use its reasonable best efforts to effect and maintain the listing of the Ordinary Shares (including the Securities) on the NYSE.

(i)            Restriction on Sale of Securities.  During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of at least three of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares or publicly file any registration statement under the 1933 Act with respect to any of the foregoing (excluding any confidential submission of a registration statement) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Ordinary Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any Ordinary Shares issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (C) any Ordinary Shares or other equity awards issued or options to purchase Ordinary Shares granted pursuant to employee benefit plans of the Company referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) any Ordinary Shares or other equity awards issued pursuant to any non-employee director stock plan or dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (E) the filing by the Company of a registration statement with the Commission on Form S-8 in respect of any shares or other equity instruments issued pursuant to any plans or programs described in (C) or (D) above, (F) any share capital of the Company or securities convertible into or exercisable or exchangeable for such share capital as payment of any part of the purchase price for the acquisition by the Company or any of its subsidiaries of the securities, business, property or other assets of another person or entity, including pursuant to an employee benefit plan assumed by the Company in connection with such acquisition (“Acquisition Securities”); provided, that, (i) in the aggregate, such Acquisition Securities shall not exceed 10% of the outstanding share capital of the Company immediately following the sale of the Securities contemplated by this Agreement and (ii) the recipient of any such Acquisition Securities shall execute and deliver to the Representatives an agreement substantially in the form of Exhibit D hereto, or (G) the filing of any registration statement with the Commission on Form S-4 (or any successor form) solely with respect to Acquisition Securities, provided that no sales of Securities occur during the lock-up period, except pursuant to this Section 3(i).

(j)            [Reserved]

(k)           Reporting Requirements.  The Company, during the period when a Prospectus relating to the Securities is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the 1933 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and 1934 Act Regulations.

(l)            Issuer Free Writing Prospectuses.  Each of the Company and the Selling Shareholder agrees that, unless it obtains the prior written consent of the Representatives, it will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representatives will be deemed to have consented to the Issuer Free Writing Prospectuses listed on Schedule C-2 hereto and any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) that has been reviewed by the Representatives.  Each of the Company and the Selling Shareholder represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representatives as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping.  If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement, any preliminary prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representatives and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

SECTION 4.         Payment of Expenses.

(a)           Expenses.  The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, each Issuer Free Writing Prospectus and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or security entitlements for the Securities to the Underwriters, including any share or other transfer taxes and any stamp or other duties payable upon the sale, transfer or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, provided that the fees and disbursements of counsel to the Underwriters pursuant to this clause (v) do not exceed $15,000, (vi) the fees and expenses of any transfer agent, registrar or depository for the Securities, (vii) any stamp and other duties and stock and other transfer taxes, if any, payable upon the sale of the Securities to the Underwriters as contemplated by this agreement, (viii) the fees and disbursements of the Selling Shareholder’s counsel (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and 50% of the cost of aircraft and other transportation chartered in connection with the road show (it being understood that the other 50% of such aircraft and other transportation chartered in connection with the roadshow shall be the responsibility of the Underwriters, except that the lodging, commercial airfare and individual expenses of the Underwriters shall be the responsibility of the Underwriters, (x) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities, provided that the fees and disbursements of counsel to the Underwriters pursuant to this clause (x) do not exceed $25,000, and (xi) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). It is understood and agreed that except as provided in this Section 4, Section 6 and Section 7, the Underwriters will pay all of their own costs and expenses, including fees and disbursements of their counsel and transfer taxes, if any, payable on resale of any of the Securities by them.

(b)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5, Section 10(a)(i) or (iii), Section 11 (but only with respect to non-defaulting Underwriters) or Section 12 hereof, the Company shall reimburse the Underwriters for all of their reasonable out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement, including the reasonable fees and disbursements of counsel for the Underwriters.

(c)           Allocation of Expenses.  The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholder may make for the sharing of such costs and expenses.

SECTION 5.         Conditions of Underwriters’ Obligations.  The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholder contained herein or in certificates of any officer of the Company or any of its subsidiaries or on behalf of the Selling Shareholder delivered pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholder of their respective covenants and other obligations hereunder, and to the following further conditions:

(a)           Effectiveness of Registration Statement; Rule 430A Information.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information.  A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) without reliance on Rule 424(b)(8) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b)           Opinion of Counsel for Company.  At the Closing Time, the Representatives shall have received (i) the favorable opinion (including negative assurance), dated the Closing Time, of Vinson & Elkins L.L.P., U.S. counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters and (ii) the opinion, dated the Closing Time, of Vinson & Elkins R.L.L.P., United Kingdom counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, in each case to the effect set forth hereto in Exhibit A and Exhibit B, respectively, and to such further effect as counsel to the Underwriters may reasonably request.

(c)           [Reserved]

(d)           Opinion of Counsel for the Selling Shareholder.  At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Houthoff Coöperatief U.A., counsel for the Selling Shareholder in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of each such letter for each of the other Underwriters to the effect set forth in Exhibit C hereto and to such further effect as counsel to the Underwriters may reasonably request.

(e)           Opinion of Counsel for Underwriters.  At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, each dated the Closing Time, of Shearman & Sterling LLP, United States counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters as the Representatives may require.

(f)            Officers’ Certificate.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the Chief Executive Officer or the President of the Company and of the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement under the 1933 Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated.

(g)           Certificate of Selling Shareholder.  At the Closing Time, the Representatives shall have received a certificate of an Attorney-in-Fact on behalf of the Selling Shareholder, dated the Closing Time, to the effect that (i) the representations and warranties of the Selling Shareholder in this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time and (ii) the Selling Shareholder has complied with all agreements and all conditions on its part to be performed under this Agreement at or prior to the Closing Time.

(h)           Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(i)            Bring-down Comfort Letter.  At the Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(j)          [Reserved]

(k)         Approval of Listing.  At the Closing Time, the Securities shall have been approved for listing on the NYSE.

(l)          No Objection.  FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(m)        Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit D hereto signed by the persons listed on Schedule D hereto.

(n)           Rated Securities.  At the date of this Agreement and at the Closing Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization” registered under Section 15E of the 1934 Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any debt securities of the Company or its subsidiaries.

(o)           Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholder contained herein and the statements in any certificates furnished by the Company, any of its subsidiaries and the Selling Shareholder hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)            Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(ii)           [Reserved]

(iii)          Certificate of Selling Shareholder.  A certificate, dated such Date of Delivery, of an authorized officer on behalf of the Selling Shareholder confirming that the certificate delivered at the Closing Time pursuant to Section 5(g) remains true and correct as of such Date of Delivery.

(iv)          Opinion of Counsel for Company.  If requested by the Representatives, the favorable opinion of Vinson & Elkins L.L.P., U.S. counsel for the Company, together with the opinion of Vinson & Elkins R.L.L.P., United Kingdom counsel for the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(v)           [Reserved]

(vi)          Opinion of Counsel for the Selling Shareholder.  If requested by the Representatives, the favorable opinion and negative assurance letter of Houthoff Coöperatief U.A., counsel for the Selling Shareholder in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vii)         Opinion of Counsel for Underwriters.  If requested by the Representatives, the favorable opinion and negative assurance letter of Shearman & Sterling LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(viii)        Bring-down Comfort Letter.  If requested by the Representatives, letters from Deloitte & Touche LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(i) hereof, except that the “specified date” in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(p)           Additional Documents.  At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholder in connection with the sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(q)           [Reserved]

(r)            Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company and the Selling Shareholder at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4(b) and except that Sections 1, 6, 7, 9, 16, 17 and 18 shall survive any such termination and remain in full force and effect.

SECTION 6.         Indemnification.

(a)           Indemnification of Underwriters.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any post-effective amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, any Issuer Free Writing Prospectus, the General Disclosure Package or the Prospectus (or any post-effective amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the prior approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or the omission or alleged omission in any preliminary prospectus, Issuer Free Writing Prospectus, Prospectus or in any Marketing Materials of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Company and the Selling Shareholder;

(iii)          against any and all expense whatsoever, as incurred (including the reasonably incurred fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any post-effective amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(b)          Indemnification of Underwriters by Selling Shareholder. The Selling Shareholder severally agrees to indemnify and hold harmless each Underwriter, its Affiliates and selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (a)(i), (ii) and (iii) above; provided, that the Selling Shareholder shall be liable only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any preliminary prospectus, the General Disclosure Package, the Prospectus (or any post-effective amendment or supplement thereto) or any Issuer Free Writing Prospectus in reliance upon and in conformity with the Selling Shareholder Information provided by the Selling Shareholder; provided, further, that the liability under this subsection of the Selling Shareholder shall be limited to an amount equal to the net proceeds to the Selling Shareholder from the sale of Securities sold by the Selling Shareholder hereunder.

(c)           Indemnification of Company, Directors and Officers and Selling Shareholder.  Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and the Selling Shareholder and each person, if any, who controls the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense (including the reasonable fees and disbursements of counsel) described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any post-effective amendment thereto), including the Rule 430A Information, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(d)           Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (through the forfeiture of substantive rights and defenses or otherwise) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) and 6(b) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company or the Selling Shareholder (as applicable).  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(e)           Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonably incurred fees and expenses of counsel in accordance with this Section 6, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(f)           Other Agreements with Respect to Indemnification.  The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder with respect to indemnification.

SECTION 7.         Contribution.  If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholder, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholder, on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Selling Shareholder, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Shareholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Shares underwritten by it and distributed to the public and (ii) the Selling Shareholder shall not be required to contribute any amount in excess of the aggregate net proceeds to the Selling Shareholder from the sale of Securities sold by the Selling Shareholder hereunder.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Selling Shareholder, as the case may be.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholder with respect to contribution.

SECTION 8.         Tax Indemnity.  The Company will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, including any interest and penalties (except to the extent attributable to the unreasonable default or delay of the Underwriters in discharging such taxes which have been repaid to the Underwriters or for which the Underwriters have been indemnified), on the execution and delivery of this Agreement, the grant and/or exercise of the option to purchase Option Securities, the sale by the Selling Shareholder of the Securities to the Underwriters, the offer, sale and delivery by the Underwriters of the Securities, and the deposit of the Securities into DTC, as contemplated herein and in the Prospectus.

Any and all amounts payable by the Company or the Selling Shareholder under this Agreement, including any indemnity payments made pursuant to this Section 8, shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever imposed in any and all relevant taxing jurisdictions unless the Company or any Selling Shareholder is required by law to deduct or withhold such taxes, duties or charges.  In that event, and except for any taxes imposed on the Underwriters by any jurisdiction as a result of any present, or former, or future connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such taxes, the Company or the relevant Selling Shareholder, as applicable, shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction had been made.  All sums payable by the Company or the Selling Shareholder under this Agreement to the Underwriters shall be exclusive of value added tax (“VAT”). Where a sum is payable under this Agreement to the Underwriters, the Company or the Selling Shareholder will, in addition to such sum, pay such amount as is equal to any VAT properly chargeable thereon on receipt of a valid VAT invoice.  The foregoing provisions shall not apply in respect of any VAT for which the Company is liable to account to the relevant taxing authority directly. All amounts for which the Underwriters are to be reimbursed under this Agreement shall include any applicable VAT included in the relevant cost or expense, except to the extent that the VAT is recoverable.

SECTION 9.         Representations, Warranties and Agreements to Survive.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or the Selling Shareholder submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors, any person controlling the Company or any person controlling the Selling Shareholder and (ii) delivery of and payment for the Securities.

SECTION 10.       Termination of Agreement.

(a)           Termination.  The Representative may terminate this Agreement, by notice to the Company and the Selling Shareholder, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal, New York or U.K. authorities.

(b)           Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 9, 16, 17 and 18 shall survive such termination and remain in full force and effect.

SECTION 11.       Default by One or More of the Underwriters.  If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i)            if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated,

severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii)           if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholder to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company and the Selling Shareholder shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 11.

SECTION 12.       Default by the Selling Shareholder.  If the Selling Shareholder shall fail at the Closing Time or a Date of Delivery, as the case may be, to sell and deliver the number of Securities which the Selling Shareholder is obligated to sell hereunder, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company, terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7, 9, 16, 17 and 18 shall remain in full force and effect. No action taken pursuant to this Section 12 shall relieve the Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by the Selling Shareholder as referred to in this Section 12, each of the Representatives and the Company shall have the right to postpone the Closing Time or any Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required change in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements.

SECTION 13.       Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives as set forth in Schedule A-1; notices to the Company shall be directed to it to 10001 Woodloch Forest Drive, The Woodlands, Texas 77380, attention of Russ R. Stolle (facsimile: (281) 465-6711), with a copy to 1001 Fannin Street, Suite 2500, Houston, Texas 77002, attention of Jeffery B. Floyd (facsimile: (713) 615 5660); and notices to the Selling Shareholder shall be directed to 10003 Woodloch Forest Drive, The Woodlands, Texas 77380, attention of David M. Stryker (facsimile: (281) 719-4620), with a copy to 1001 Fannin Street, Suite 2500, Houston, Texas 77002, attention of Jeffery B. Floyd (facsimile: (713) 615 5660).

SECTION 14.       No Advisory or Fiduciary Relationship.  Each of the Company and the Selling Shareholder acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Selling Shareholder, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries or the Selling Shareholder, or their respective shareholders, stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Selling Shareholder with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company, any of its subsidiaries or the Selling Shareholder on other matters) and no Underwriter has any obligation to the Company or the Selling Shareholder with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company and the Selling Shareholder, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and each of the Company and the Selling Shareholder has consulted its own respective legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

SECTION 15.       Parties.  This Agreement shall inure to the benefit of and be binding upon each of the Underwriters, the Company and the Selling Shareholder and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Selling Shareholder, their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Selling Shareholder and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 16.       Trial by Jury.  The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), the Selling Shareholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 17.       GOVERNING LAW.  THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

SECTION 18.       Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.  The Company hereby agrees to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York at its 10001 Woodloch Forest Drive, The Woodlands, Texas 77380 address.  The Selling Shareholder irrevocably appoints Huntsman International LLC at its 10003 Woodloch Forest Drive, The Woodlands, Texas 77380 address as its agent to receive service of process or other legal summons for purposes of any such suit, action or proceeding that may be instituted in any state or federal court in the City and County of New York. With respect to any Related Proceeding, each party irrevocably waives, to the fullest extent permitted by applicable law, all immunity (whether on the basis of sovereignty or otherwise) from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled in the Specified Courts, and with respect to any Related Judgment, each party waives any such immunity in the Specified Courts or any other court of competent jurisdiction, and will not raise or claim or cause to be pleaded any such immunity at or in respect of any such Related Proceeding or Related Judgment, including, without limitation, any immunity pursuant to the United States Foreign Sovereign Immunities Act of 1976, as amended.

SECTION 19.       Judgment Currency.  In respect of any judgment or order given or made for any amount due hereunder that is expressed and paid in a currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Underwriters could purchase United States dollars with such other currency on the business day preceding that on which final judgment is given. If the U.S. dollars so purchased are less than the sum originally due to such Underwriter hereunder, the Company and the Selling Shareholder agree, as a separate obligation and notwithstanding any such judgment, to indemnify such Underwriter against such loss. If the U.S. dollars so purchased are greater than the sum originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company and the Selling Shareholder (but without duplication) an amount equal to the excess of the United States dollars so purchased over the sum originally due to such Underwriter hereunder. The foregoing indemnities shall constitute a separate and independent obligation of the Underwriters, on the one hand, and the Company and the Selling Shareholder, on the other hand, and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.

SECTION 20.       TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 21.       Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

SECTION 22.       Effect of Headings.  The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholder a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Selling Shareholder in accordance with its terms.

Very truly yours,

VENATOR MATERIALS PLC

By
Title:

HUNTSMAN (HOLDINGS) NETHERLANDS B.V.

By
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

[•]

By: [•]

By
Authorized Signatory

By: [•]

By
Authorized Signatory

By: [•]

By
Authorized Signatory

By: [•]

By
Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

[Signature Page to Underwriting Agreement]

SCHEDULE A

The offering price per share for the Securities shall be $[•].

The purchase price per share for the Securities to be paid by the several Underwriters shall be $[•], being an amount equal to the offering price set forth above less $[•] per share, subject to adjustment in accordance with Section 2(b) for dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

Name of Underwriter	Number of Initial Securities

[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
[•]	[•]
Total	[•]

Sch A - 1

SCHEDULE A-1

Notices

[•]

Sch A-1 - 1

SCHEDULE B

	Number of Initial Securities to be Sold	Maximum Number of Option Securities to Be Sold

Huntsman (Holdings) Netherlands B.V.	[•]	[•]

Sch B - 1

SCHEDULE C-1

Pricing Terms

1.             The Selling Shareholder is selling [•] Ordinary Shares.

2.             The Selling Shareholder has granted an option to the Underwriters, severally and not jointly, to purchase up to an additional [•] Ordinary Shares.

3.             The offering price per share for the Securities shall be $[•].

Sch C - 1

SCHEDULE C-2

Free Writing Prospectuses

[None.]

Sch C - 2

SCHEDULE D

List of Persons and Entities Subject to Lock-up

1.              Huntsman (Holdings) Netherlands B.V.

2.              Peter R. Huntsman

3.              Sir Robert J. Margetts

4.              Douglas D. Anderson

5.              Daniele Ferrari

6.              Kathy D. Patrick

7.              Simon Turner

8.              Kurt D. Ogden

9.              Russ R. Stolle

10.       Phil Wrigley

11.       Antje Gerber

12.       Jan Buberl

13.       Mahomed Maiter

Sch D - 1

SCHEDULE E

Significant Subsidiaries

1.              Huntsman P&A Americas LLC

2.              Huntsman P&A UK Limited

3.              Huntsman P&A Germany GMBH

4.              Huntsman P&A Finland Oy

5.              Huntsman P&A Italy S.r.l.

6.              Huntsman P&A Asia Sdn Bhd

Sch E - 1

Exhibit A

FORM OF OPINION OF COMPANY’S U.S. COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

[See Attached]

A-1

Exhibit B

FORM OF OPINION OF COMPANY’S U.K. COUNSEL
TO BE DELIVERED PURSUANT TO SECTION 5(b)

[See Attached]

B-1

Exhibit C

FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDER
TO BE DELIVERED PURSUANT TO SECTION 5(d)

[See Attached]

C-1

Exhibit D

FORM OF LOCK-UP FROM DIRECTORS, OFFICERS OR OTHER SHAREHOLDERS PURSUANT TO SECTION 5(m)

[•], 2017

[•]

Re:                             Proposed Public Offering by Venator Materials PLC

Dear Sirs:

The undersigned, a shareholder, officer and/or director of Venator Materials PLC, a public limited company incorporated under the laws of England and Wales (the “Company”), understands that [•] (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with the Company and Huntsman (Holdings) Netherlands B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands (the “Selling Shareholder”), providing for the offer and sale by the Selling Shareholder (the “Offering”) of the Company’s ordinary shares, par value $0.001 per share (“Ordinary Shares”). For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Underwriting Agreement that, during the period beginning on the date hereof and ending on the date that is 90 days from the date of the Underwriting Agreement (the “Lock-Up Period”), the undersigned will not, without the prior written consent of at least three of the Representatives, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”), or exercise any right with respect to the registration of any of the Lock-up Securities, or publicly file, cause to be publicly filed any registration statement in connection therewith under the Securities Act of 1933, as amended, (excluding any confidential submission of a registration statement) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of Ordinary Shares or other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Securities without the prior written consent of the Representatives, provided that (1) the Representatives receive a signed lock-up agreement for the balance of the Lock-Up Period from each donee, trustee, distributee, or transferee, as the case may be, (2) any such transfer shall not involve a disposition for value, (3) such transfers are not required to be reported with the Securities and Exchange Commission (the “Commission”) on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and (4) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers during the Lock-Up Period:

(i)                                     as a bona fide gift or gifts; or

(ii)                                  to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

(iii)                               as a distribution to limited partners or securityholders of the undersigned (as applicable); or

(iv)                              to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Furthermore, the undersigned may:

(1) sell Ordinary Shares purchased by the undersigned on the open market following the Offering if and only if (i) such sales are not required to be reported in any public report or filing with the Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales;

(2) establish a trading plan pursuant to Rule 10b5-1 under the 1934 Act for the transfer of Ordinary Shares, provided that (i) such plan does not provide for the transfer of Ordinary Shares during the Lock-Up Period and (ii) no public report or filing is required or voluntarily made in connection therewith; and

(3) exercise an option to purchase Ordinary Shares granted under any employee benefit plan, or non-employee director share plan or dividend reinvestment plan, of the Company described in the Registration Statement, provided, however, that (x) the underlying Ordinary Shares received by the undersigned shall continue to be subject to the restrictions on transfer set forth in this lock-up agreement and (y) (i) any filing under Section 16 of the 1934 Act required to be made during the Lock-Up Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described above and (B) no Lock-Up Securities were sold by the undersigned and (ii) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period[; and

(4) sell or otherwise transfer Ordinary Shares to one or more direct or indirect wholly-owned subsidiary of Huntsman Corporation (each, a “Permitted Transferee”), with consideration, provided that (x) the underlying Ordinary Shares received by the Permitted Transferee shall continue to be subject to the restrictions on transfer set forth in this lock-up agreement and (y) (i) any filing required to be made during the Lock-Up Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described above and (ii) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Lock-Up Period].(1)

(1) Applicable to the Selling Shareholder only.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock-Up Securities except in compliance with the foregoing restrictions.

This lock-up agreement shall automatically terminate, and the undersigned shall be released from its obligations hereunder, upon the earliest to occur, if any, of (i) either the Representatives, on the one hand, or the Company or the Selling Shareholder, on the other hand, has advised the other(s) in writing prior to the execution of the Underwriting Agreement that they or it have determined not to proceed with the Offering, (ii) the Company files an application to withdraw the registration statement related to the Offering, or (iii) the Underwriting Agreement is executed but is terminated prior to the closing of the Offering (other than the provisions thereof which survive termination) and prior to payment for and delivery of the Ordinary Shares to be sold thereunder.

[Signature Page Follows]

Very truly yours,

Signature:

Print Name: